Exhibit 5.1

H. MAURICE MITCHELL

(1925-2011)

WILLIAM H.L. WOODYARD, III

(1945-2014)

MICHELE ALLGOOD

JOHN K. BAKER

SHERRY P. BARTLEY

TRAV BAXTER

R. T. BEARD, III

MICHELLE L. BROWNING

C. DOUGLAS BUFORD, JR.

BURNIE BURNER[1]

FREDERICK K. CAMPBELL[2]

CHARLES B. CLIETT, JR.[3]

KEN COOK

COURTNEY C. CROUCH, III

ELISABETH S. DELARGY[4]

JILL GRIMSLEY DREWYOR[5]

DOAK FOSTER[2]

BYRON FREELAND

KAREN P. FREEMAN[6]

ALLAN GATES[2]

KATHLYN GRAVES

HAROLD W. HAMLIN

L. KYLE HEFFLEY[7]

BEN D. JACKSON

ANTON L. JANIK, JR.[8]

M. SAMUEL JONES III

TONY JUNEAU

JOHN ALAN LEWIS

D. NICOLE LOVELL

WALTER E. MAY

BRUCE MCCANDLESS III[9]

LANCE R. MILLER

STUART P. MILLER

T. ARK MONROE, III[2]

JENNIFER R. PIERCE

CHRISTOPHER D. PLUMLEE

JULIE M. POMERANTZ[10]

LYN P. PRUITT

CHRISTOPHER T. ROGERS

J. SCOTT SCHALLHORN

BARRY G. SKOLNICK[11]

DERRICK W. SMITH[2]

STAN D. SMITH

JEFFREY L. SPILLYARDS

ZACHARY T. STEADMAN

CLAYBORNE S. STONE

JEFFREY THOMAS[2]

MARY CATHERINE WAY

WALTER G. WRIGHT, JR.

TOD YESLOW[6]

425 WEST CAPITOL AVENUE, SUITE 1800 LITTLE ROCK, ARKANSAS 72201-3525 TELEPHONE 501-688-8800 FAX 501-688-8807

MELISSA BANDY

CRAIG R. COCKRELL

7BRYCE G. CRAWFORD

¹LANA L. FREEMAN

ALEX T. GRAY

MEGAN HARGRAVES

DAVID F. KOEHLER

CHRISTOPHER A. MCNULTY

KATIE M. PAPASAN

BRITTANY H. PETTINGILL

BRIAN A. PIPKIN

KENDRA PRUITT

6KATHY SHARP

MANDY L. STANTON

GRAHAM C. TALLEY

COUNSEL

12BENJAMIN D. BRENNER

JASON T. BROWNING

JOHN S. BRYANT

6ADRIA W. CONKLIN

JANE W. DUKE

13GEORGE R. ERNST

MORRIL H. HARRIMAN, JR

6MARTHA MCKENZIE HILL

14GINGER HYNEMAN

WENDY L. JOHNSON

MARGARET A. JOHNSTON

1AMANDA L. MACLENNAN

KELLY MARCHAND

SCOTT PROVENCHER

KAREN WHATLEY

OF COUNSEL

W. CHRISTOPHER BARRIER

JOSEPH W. GELZINE

DONALD H. HENRY

15HERMANN IVESTER

ANNE S. PARKER

1LARRY PARKS

JOHN S. SELIG

MARCELLA J. TAYLOR

RICHARD A. WILLIAMS

WRITER’S DIRECT DIAL 501-688-8800 December 2, 2015

1 ONLY ADMITTED IN TEXAS

2 ADMITTED IN DISTRICT OF COLUMBIA AND ARKANSAS

3 ADMITTED IN ARIZONA, TEXAS AND ARKANSAS

4 ADMITTED IN TENNESSEE AND TEXAS

5 ADMITTED IN OKLAHOMA, MISSOURI AND ARKANSAS

6 ADMITTED IN TEXAS AND ARKANSAS

7 ADMITTED IN MISSOURI AND ARKANSAS

8 ADMITTED IN COLORADO AND ARKANSAS

9 ADMITTED IN DISTRICT OF COLUMBIA, NEW YORK, AND TEXAS

[10] ADMITTED IN GEORGIA AND TEXAS

[11] ADMITTED IN NEW YORK AND PENNSYLVANIA

[12] ADMITTED IN CALIFORNIA AND ARKANSAS

[13] ADMITTED IN PENNSYLVANIA AND ARKANSAS

[14] ADMITTED IN TENNESSEE AND ARKANSAS

[15] ADMITTED IN THE U.S. PATENT AND

TRADEMARK OFFICE AND ARKANSAS

ALL OTHERS ADMITTED ONLY IN ARKANSAS

Board of Directors

Home BancShares, Inc.

719 Harkrider, Suite 100

Conway, Arkansas 72032

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Home BancShares, Inc., an Arkansas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a shelf Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement is being filed on the date hereof for the registration under the Securities Act of the following securities (the “Securities”), to be offered and sold from time to time in one or more offerings by the Company, as more fully described in the Registration Statement:

(i)	common stock, par value $0.01 per share, of the Company;

(ii)	preferred stock, par value $0.01 per share, of the Company;

(iii)	rights of the Company; and

(iv)	warrants of the Company.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

Board of Directors

Home BancShares, Inc.

December 2, 2015

In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (b) those exhibits that have been incorporated by reference to the Registration Statement; (c) the Restated Articles of Incorporation of the Company, as amended; (d) the Restated Bylaws of the Company; (e) certain minutes of and resolutions adopted by the Company’s Board of Directors with respect to the registration of the Securities, and (f) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the laws of the State of Arkansas and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

We have assumed that (i) the Securities to be offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors; (ii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iii) the Registration Statement will have been deemed effective upon filing of the Registration Statement with the SEC or will have been otherwise declared effective by an appropriate order entered by the SEC; (iv) a prospectus supplement will have been filed with the SEC describing the Securities offered thereby; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase, underwriting, guarantee, or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the issuance and sale of any capital stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of common and/or preferred stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the capital stock will consist of money paid, labor done or property actually received, as approved by the Board of Directors of the Company or a committee thereof, and that such consideration will be no less than the par value of the capital stock. We have also assumed that

Board of Directors

Home BancShares, Inc.

December 2, 2015

(i) with respect to Securities being issued upon conversion of any convertible preferred stock, the applicable convertible preferred stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon exercise of any warrants, the applicable warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling, or other laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. When issued upon the terms and conditions set forth in the Registration Statement and upon approval of the issuance and sale of the Securities consisting of capital stock by the Board of Directors of the Company, such Securities will be validly issued, fully paid and nonassessable.

2. With respect to any rights, when the terms of the rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto, and such rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, such rights will constitute valid and binding obligations of the Company.

3. With respect to any warrants, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of such warrants, the terms, execution and delivery of any warrant agreement relating to the warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement has been duly authorized and validly executed and delivered; and (iii) such warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration provided for therein, such warrants will constitute valid and binding obligations of the Company.

Our opinion represents the reasoned judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law based upon facts presented to us or assumed by us and should not be considered or construed as a guaranty. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

Board of Directors

Home BancShares, Inc.

December 2, 2015

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Mitchell, Williams, Selig,

Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG,

GATES & WOODYARD, P.L.L.C.